As filed with the Securities and Exchange Commission on March 23, 2022

File No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE WALT DISNEY COMPANY

(Exact name of registrant as specified in this charter)

Delaware	83-0940635
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 South Buena Vista Street

Burbank, California 91521

(818) 560-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jolene E. Negre, Esq.

Associate General Counsel and Assistant Secretary

The Walt Disney Company

500 South Buena Vista Street

Burbank, California 91521

(818) 560-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Meredith B. Cross

Lillian Brown

Wilmer Cutler Pickering Hale and Dorr LLP

7 World Trade Center

250 Greenwich Street

New York, New York 10007

(212) 230-8800

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

Prospectus dated March 23, 2022

2,000,000 shares of Common Stock

The Walt Disney Company Investment Plan

A Direct Stock Purchase Plan for Disney Common Stock

The Walt Disney Company (“Disney”) is pleased to offer The Walt Disney Company Investment Plan (the “Plan”), a direct stock purchase plan designed to provide investors with a convenient method to purchase shares of Disney common stock and to reinvest cash dividends in the purchase of additional shares.

Key features of the Plan are summarized below:

•

If you do not currently own any shares of Disney common stock, you may enroll in the Plan by completing and returning an enrollment form and either making an initial cash investment of at least $250 or authorizing monthly deductions of at least $50 for at least five consecutive transactions from a qualified bank account for the purchase of Disney common stock.

•

If you currently own at least one share of Disney common stock, registered in your name, you may participate in the Plan simply by completing and returning an enrollment form with the appropriate fees. If you own one or more shares but they are currently held on your behalf by a bank or broker in its name (that is, in “street name”), you may participate in the Plan by instructing your agent to transfer at least one Disney share to an account registered in your name via the Direct Registration System (“DRS”). In order to do so, you must provide your broker with the Computershare Trust Company’s DTCC Transfer Agent FAST number: 7807. Once the process is completed, you will receive a transaction advice from the transfer agent showing the deposit of shares in DRS. Upon receipt of the transaction advice, you may request an enrollment package. Alternatively, you may participate in the Plan by making arrangements with your agent to participate in the Plan on your behalf, if and to the extent such agent permits beneficial owners to participate in the Plan.

•	Once you have enrolled, you may make additional investments of $50 or more by check or through one or more automatic deductions from a qualified bank account.

•	All cash dividends will be reinvested automatically in additional shares of Disney common stock, whether shares are held in book-entry or certificate form.

•

As a participant, you may (but are not required to) deposit any Disney common stock certificates you hold with the administrator of the Plan for safekeeping. However, Disney common stock certificates must be deposited with the Plan in order to sell certificated shares through the Plan.

•	You may sell all or any portion of your Disney common stock through the Plan.

•	Participation in the Plan is subject to the payment of certain fees, including fees in connection with enrollment and the purchase and sale of shares.

Disney common stock is listed on the New York Stock Exchange under the symbol “DIS.” On March 22, 2022, the closing price of Disney common stock on the New York Stock Exchange was $140.11 per share.

These securities have not been approved or disapproved by the Securities and Exchange Commission (“SEC”) or any state securities commission, nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

No person has been authorized to give any information or to make any representations other than those contained in this Prospectus. If any other information or representations are given or made, you must not rely upon them as having been authorized.

When we refer to “Disney”, the “Company,” “we,” “our” and “us” in this Prospectus under the headings “Cautionary Statement Concerning Forward-Looking Statements” and “The Walt Disney Company” we mean The Walt Disney Company and its subsidiaries, through which various businesses are actually conducted. When such terms are used elsewhere in this Prospectus, we refer only to The Walt Disney Company unless the context otherwise requires or as otherwise indicated.

This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy shares of Disney common stock in any state or other jurisdiction to any person to whom it is unlawful to make such an offer or solicitation. To the extent required by applicable law in certain jurisdictions, shares offered under the Plan to persons who are not record holders of Disney common stock are offered only through a registered broker/dealer in those jurisdictions.

Neither the delivery of this Prospectus nor any sale made hereunder should be deemed to imply that there has been no change in Disney’s affairs since the date of this Prospectus or that the information herein is correct as of any time subsequent to its date.

Investing in our common stock involves risks. Before purchasing common stock pursuant to the Plan, you should read the “Risk Factors” section on page 1.

i

RISK FACTORS

Our business is subject to significant risks. You should carefully consider the risks and uncertainties described in this Prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein, including the risks and uncertainties described in our consolidated financial statements and the notes to those financial statements and the risks and uncertainties described in our Annual Report on Form 10-K for the year ended October 2, 2021, and in any subsequent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, under Item 1A, “Risk Factors” and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as well as in any subsequent periodic or current reports filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that include “Risk Factors” or that discuss risks to us, which are incorporated by reference in this Prospectus or any applicable prospectus supplement. Before making an investment decision, you should carefully consider these risks, as well as any other information that we include or incorporate by reference in this Prospectus or any applicable prospectus supplement. If any of the risks and uncertainties described in this Prospectus, any applicable prospectus supplement or the documents incorporated by reference herein or therein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of our common stock to decline, perhaps significantly, and you may lose part or all of your investment.

THE WALT DISNEY COMPANY

The Walt Disney Company, together with its subsidiaries, is a diversified worldwide entertainment company with operations in two segments: Disney Media and Entertainment Distribution (“DMED”) and Parks, Experiences and Products (“DPEP”). The Walt Disney Company is a Delaware corporation having its principal executive offices at 500 South Buena Vista Street, Burbank, California 91521; telephone number (818) 560-1000.

COVID-19 Pandemic

Since early 2020, the world has been, and continues to be, impacted by the novel coronavirus (“COVID-19”) and its variants. COVID-19 and measures to prevent its spread have impacted our segments in a number of ways, most significantly at the DPEP segment where our theme parks and resorts were closed and cruise ship sailings and guided tours were suspended. These operations resumed at various points since May 2020, initially at reduced operating capacities as a result of COVID-19 restrictions. In fiscal 2020 and 2021, we delayed, or in some cases, shortened or cancelled theatrical releases. In addition, we experienced significant disruptions in the production and availability of content, including the delay of key live sports programming during fiscal 2020 and fiscal 2021.

In fiscal 2022, our domestic parks and experiences are generally operating without significant mandatory COVID-19-related capacity restrictions, such as those that were in place during the prior year; however, we continue to manage capacity to address ongoing COVID-19 considerations with respect to guest and cast health and safety. Certain of our international operations continue to be impacted by mandatory COVID-19-related capacity and travel restrictions. At the DMED segment, our film and television productions have generally resumed, although we have seen disruptions of production activities depending on local circumstances. We have generally been able to release our films theatrically in fiscal 2022, although certain markets continue to impose restrictions on theater openings and capacity.

The impact of these disruptions and the extent of their adverse impact on our financial and operating results will depend on the length of time that such disruptions continue. This will, in turn, depend on the duration and severity of the impacts of COVID-19 and its variants, and among other things, the impact of governmental actions imposed in response to COVID-19 and individuals’ and companies’ risk tolerance regarding health matters going forward. We have incurred and will continue to incur additional costs to address government regulations and the safety of our employees, guests and talent.

Disney Media and Entertainment Distribution

The DMED segment encompasses the Company’s global film and episodic television content production and distribution activities. Content is distributed by a single organization across three significant lines of business: Linear Networks, Direct-to-Consumer and Content Sales/Licensing and content is generally created by three production/content licensing groups: Studios, General Entertainment and Sports.

The operations of DMED’s significant lines of business are as follows:

•	Linear Networks:

•	Domestic Channels: ABC Television Network (“ABC”) and eight owned ABC television stations, and Disney, ESPN, Freeform, FX and National Geographic branded domestic television networks

•	International Channels: Disney, ESPN, Fox, National Geographic and Star branded television networks outside of the U.S.

•	A 50% equity investment in A+E Television Networks, which operates a variety of cable channels including A&E, HISTORY and Lifetime

•	Direct-to-Consumer:

•	Disney+, Disney+ Hotstar, ESPN+, Hulu and Star+ direct-to-consumer streaming services

•	Content Sales/Licensing:

•	Sale/licensing of film and television content to third-party television and subscription video-on-demand services

•	Theatrical distribution

•	Home entertainment distribution (DVD, Blu-ray discs and electronic home video licenses)

•	Music distribution

•	Staging and licensing of live entertainment events on Broadway and around the world

DMED also includes the following activities that are reported with Content Sales/Licensing:

•	Post-production services by Industrial Light & Magic and Skywalker Sound

•	A 30% ownership interest in Tata Sky Limited, which operates a direct-to-home satellite distribution platform in India

Disney Parks, Experiences and Products

The operations of DPEP’s significant lines of business are as follows:

•	Parks & Experiences:

•

Theme parks and resorts, which include: Walt Disney World Resort in Florida; Disneyland Resort in California; Disneyland Paris; Hong Kong Disneyland Resort (48% ownership interest); and Shanghai Disney Resort (43% ownership interest), all of which are consolidated in our results. Additionally, the Company licenses our intellectual property (“IP”) to a third party to operate Tokyo Disney Resort.

•	Disney Cruise Line, Disney Vacation Club, National Geographic Expeditions (73% ownership interest), Adventures by Disney and Aulani, a Disney Resort & Spa in Hawaii

•	Consumer Products:

•

Licensing of our trade names, characters, visual, literary and other IP to various manufacturers, game developers, publishers and retailers throughout the world, for use on merchandise, published materials and games

•

Sale of branded merchandise through retail, online and wholesale businesses, and development and publishing of books, comic books and magazines (except National Geographic magazine, which is reported in DMED)

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This Prospectus, any prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Forward-looking statements generally relate to future events or our future financial or operating performance and may include statements concerning, among other things, financial results, the impact of COVID-19 on our businesses and operations, results of operations, competition, future performance and future actions. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “could,” “intends,” “target,” “projects,” “believes,” “estimates,” “potential” or “continue” or the negative of these, words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These statements, which speak only as of the date of this Prospectus or any prospectus supplement or, in the case of documents incorporated or deemed to be incorporated by reference herein or therein, as of the date of those documents, reflect our current views with respect to future events and are based on assumptions as of the date of those documents. These statements are subject to known and unknown risks, uncertainties and other factors, including those described in “Risk Factors” in our Annual Report on Form 10-K for the year ended October 2, 2021, and in any subsequent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K under Item 1A, “Risk Factors” as well as in any subsequent periodic or current reports filed with the SEC under the Exchange Act that include “Risk Factors” or that discuss risks to us, that may cause our actual results, performance or achievements to be materially different from expectations or results projected or implied by forward-looking statements.

A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this Prospectus or any prospectus supplement or, in the case of documents incorporated or deemed to be incorporated by reference herein or therein, as of the date of those documents. Unless required by federal securities laws, we assume no obligation to update any of these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated, to reflect circumstances or events that occur after the date of this Prospectus or any prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Exchange Act, and, accordingly, file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet web site that contains reports, proxy and information statements, and other information about us that we file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http://www.sec.gov. Our SEC filings and other information about The Walt Disney Company are also available at our website at www.thewaltdisneycompany.com. Except for documents filed with the SEC and incorporated by reference into this Prospectus, no information contained in, or that can be accessed through, our website is to be considered part of this Prospectus.

This Prospectus constitutes part of a Registration Statement on Form S-3 that we filed with the SEC. This Prospectus does not contain all of the information set forth in the Registration Statement, some parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is hereby made to the Registration Statement and all amendments and exhibits thereto.

We are “incorporating” certain documents into this Prospectus by reference, which means that we are disclosing important information to you by referring you to documents that contain such information. The information incorporated by reference is an important part of this Prospectus, and information we file later with the SEC will automatically update and supersede the information in this Prospectus and in documents incorporated by reference. We incorporate by reference the documents listed below that we have previously filed with the SEC:

(1)	Disney’s Annual Report on Form 10-K for the fiscal year ended October 2, 2021, filed on November 24, 2021.

(2)	Disney’s Quarterly Report on Form 10-Q for the quarterly period ended January 1, 2022, filed on February 9, 2022.

(3)

The information in Disney’s proxy statement filed on January 19, 2022, but only to the extent such information is incorporated by reference in Disney’s Annual Report on Form 10-K for the year ended October 2, 2021.

(4)	Disney’s Current Reports on Form 8-K filed on December 1, 2021, December 21, 2021, March 9, 2022 and March 10, 2022.

(5)

The description of The Walt Disney Company common stock contained in the Registration Statement on Form S-4 (File No. 333-225850) first filed by Disney with the SEC on June 25, 2018, as the description therein has been updated and superseded by the description of the Company’s capital stock contained in Exhibit 4.6 to Disney’s Annual Report on Form 10-K for the fiscal year ended September 28, 2019, filed on November 20, 2019, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all future documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or l5(d) of the Exchange Act prior to the termination of this offering (other than information in such documents that is deemed not to be filed). The most recent information that we file with the SEC automatically updates and, to the extent inconsistent with prior information, supersedes more dated information.

Disney will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus other than exhibits to these documents, unless the exhibits are also specifically incorporated by reference herein. Requests for copies should be directed to Computershare Trust Company, P.O. Box 43013, Providence, RI 02940-3013; telephone number 1-855-553-4763. You should not assume that the information in this Prospectus, any document incorporated by reference herein, or any prospectus supplement is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since such dates. The information relating to us contained in this Prospectus does not purport to be complete and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this Prospectus and the information included in any applicable prospectus supplement.

THE WALT DISNEY COMPANY INVESTMENT PLAN

PURPOSE

1.	What is the purpose of the Plan?

The purpose of The Walt Disney Company Investment Plan (“Plan”) is to promote long-term stock ownership among existing and new investors in The Walt Disney Company (“Disney”) by providing a convenient method to purchase shares of Disney common stock and reinvest cash dividends paid on such shares.

ADMINISTRATION

2.	Who administers the Plan?

The Plan is administered by Computershare Trust Company, N.A. (“Computershare” or the “Administrator”), which serves as our stock transfer agent, registrar and dividend disbursing agent. The Administrator acts as agent for Plan participants and keeps records, sends statements and performs other duties relating to the Plan. Disney reserves the right to designate a new administrator at any time.

Purchases and sales of Disney common stock under the Plan are made by a registered broker-dealer acting as purchasing agent for Plan participants. The Administrator has designated a registered broker-dealer to perform this function, but reserves the right to appoint a different or successor independent agent from time to time.

3.	How do I contact the Administrator?

Written Inquiries:	Disney Shareholder Services
c/o Computershare Investor Services
P.O. Box 43013
Providence, RI 02940-3013

Street Address:	Disney Shareholder Services
c/o Computershare Investor Services
150 Royall Street
Suite 101
Canton, MA 02021

Telephone Inquiries: 1-855-553-4763

Toll Number: 1-781-575-3335

Email: disneyshareholder@computershare.com

Website: www.disneyshareholder.com

When communicating with the Administrator, you should have available your account number, taxpayer identification number and/or the stock certificate number(s).

4.	What kind of reports will be sent to participants in the Plan?

Statements will be sent to participants with account activity (such as purchase, sale, transfer, deposit, withdrawal of shares or dividend reinvestment) two weeks following the completion of the transaction or as soon as practicable thereafter. You should retain these statements in order to establish the cost basis of shares purchased under the Plan for income tax and other purposes. In addition, each participant will receive all communications sent to all other shareholders, such as annual reports and proxy statements or notices of availability of these documents.

Please note that if you are enrolling only for dividend reinvestment, you will not receive a confirmation notice of your enrollment.

Statements will be sent upon the reinvestment of any dividend.

For immediate notification of account transactions, you may view your account information online at www.disneyshareholder.com.

5.	Can I receive electronic delivery of documents or communications for the Plan?

Yes. You can elect to receive email notifications when Plan statements are available online to view, download and print. You may register your email address online at www.disneyshareholder.com and update your communication preferences.

ELIGIBILITY AND ENROLLMENT

6.	How does a Disney shareholder become eligible to participate in the Plan?

If you are already a Disney shareholder with at least one share of common stock registered directly in your name, either in certificate form or held electronically via the Direct Registration System (“DRS”), you may enroll in the Plan simply by completing and returning an enrollment form with the appropriate fees.

7.	I already own shares, but they are held by my bank or broker and registered in “street name.” How can I participate?

If you currently own shares of Disney common stock that are held on your behalf by a bank or broker in its name (that is, in “street name”), you may participate in the Plan by either of the following:

i.

Instructing your agent to transfer at least one of your Disney shares to a DRS account registered in your name. You can do this by requesting your broker to transfer your shares via DRS directly to the books of the Administrator, registered in your name. In order to do so, you must provide your broker with the Computershare Trust Company, N.A. DTCC Transfer Agent FAST number: 7807. Once the process is completed, you will receive a transaction advice from Computershare showing the deposit of shares in DRS. Upon receipt of the transaction advice, you may request an enrollment package.

ii.

Making arrangements with your agent to participate in the Plan on your behalf, if and to the extent such agent permits beneficial owners to participate in the Plan. Participation in the Plan through an agent may be on terms and conditions which differ from those set forth in this Prospectus, in which case the terms and conditions set forth by such agent will govern. We will not be responsible for the terms of any such participation, including the tax consequences thereof. The term “participant” as used in this Prospectus refers to shareholders of record participating directly in the Plan.

Plan participants may send their share certificates to the Administrator for safekeeping, but doing so is not mandatory. However, in order to sell certificated shares through the Plan, it is necessary that the certificates be deposited with the Administrator. See Questions 21 and 24 below.

8.	I’m not currently a shareholder. Can I participate in the Plan?

If you are not already a Disney shareholder with at least one share of common stock registered directly in your name as described in Question 6 above, you may enroll in the Plan by completing and returning an enrollment form for new investors and either making an initial investment of at least $250 or authorizing automatic monthly deductions of at least $50 for at least five consecutive transactions from a qualified U.S. bank account. See Question 12 below for more information on how to make payments with a check.

Automatic monthly deductions will continue indefinitely, beyond the initial five purchases, until you notify the Administrator to stop automatic deductions by telephone, in writing or by logging into your portal profile via

www.disneyshareholder.com. To be effective for a particular investment date, the Administrator must receive your new instructions to stop automatic deductions at least six (6) business days before the investment date.

Initial enrollments are processed on a daily basis and all funds are subsequently invested on the schedule set forth in Question 17 below.

9.	Are there fees associated with enrollment?

Yes. If you are not already a Disney shareholder with at least one share of common stock registered directly in your name as described in Question 6 above, a one-time $20.00 enrollment fee is payable with respect to your enrollment. If you are not making an initial cash investment because you have signed up for automatic monthly deductions of at least $50, you will need to include a $20.00 personal check, made payable to “Computershare,” with your enrollment form, and an investment fee in the amount of $1.00 will be deducted from each automatic monthly deduction. If your enrollment form is accompanied by an initial cash investment, the $20.00 enrollment fee will be deducted from your initial investment together with an investment fee in the amount of $7.00. In addition, you will be charged a per share processing fee, also referred to as a per share fee (currently $0.02 but subject to change without prior notice), in connection with each share (or fractional share) purchased with each investment. An investment fee, in the amount of $7.00 in the case of investments by check or $1.00 in the case of automatic deductions, and a per share fee also will be deducted from each subsequent investment. There is no $20.00 enrollment fee if you are eligible to participate in the Plan as described in Question 6 above. See Question 31 below.

10.	Are there any restrictions on participation in the Plan by shareholders residing outside the United States?

Regulations in certain countries may limit or prohibit participation in services provided under this type of program. Accordingly, in the case of citizens or residents of a country other than the United States, its territories, and possessions, Disney may determine, in its sole discretion, not to allow participation because compliance with applicable regulations is not reasonably practicable.

OPTIONAL CASH INVESTMENTS

11.	What are the minimum and maximum amounts for optional cash investments?

Additional investments may be made in amounts of at least $50, subject to a maximum of $250,000 during any calendar year, including your initial investment, if any.

12.	How do I make an optional cash investment?

Existing Plan participants may send a personal check payable in U.S. dollars and drawn from a U.S. bank to “Computershare” with “The Walt Disney Company” stated in the memo line. Cash, money orders, traveler’s checks and third-party checks are not allowed. Checks may be accompanied by the appropriate section of your account statement. If you do not have a detachable section from a prior statement to include with your check, write the account number in the memo portion of your check and include a note identifying your account.

Mail your optional payment to:	Computershare
P.O. Box 6006
Carol Stream, IL 60197-6006

You may also authorize a one-time, optional cash investment to be deducted from an account at a financial institution that is a member of the National Automated Clearing House Association. To do so, log into your portal profile via www.disneyshareholder.com. You will be re-directed to a new screen which will allow you to set a one-time investment amount and input your banking information.

As an added security measure, Computershare may apply a three (3) business-day hold period to the initial association of banking account information to investor accounts as well as changes made to established direct debit instructions in connection with purchases of shares. See Question 21 below for the longer hold period that may apply in connection with sale transactions. This hold period helps to prevent unauthorized transactions. The optional investment will be made by the independent purchasing agent and will occur within three (3) business days after receiving funds. See Question 17 below.

13.	Can I have monthly optional cash investments automatically deducted from my bank account?

You can authorize monthly automatic deductions from a checking or savings account at a U.S. financial institution that is a member of the National Automated Clearing House Association. The minimum amount for monthly deductions is $50.

•

To initiate this service, you must send a completed “Direct Debit Authorization” form to the Administrator or log into your portal profile via www.disneyshareholder.com. You will be re-directed to a new screen that will allow you to establish a recurring investment amount and input your banking information.

•

To change any aspect of the instruction, you must send a revised “Direct Debit Authorization” form to the Administrator or log into your portal profile via www.disneyshareholder.com. You will be re-directed to a new screen that will allow you to edit your current recurring investment amount and/or banking information.

Initial set-up, changes and terminations to the monthly automatic deduction instructions will be made as soon as practicable. You should allow four to six weeks for the first investment to be initiated using this automatic deduction feature.

Once automatic deductions begin, funds will be deducted from your designated account on the 15th of each month, or the next business day if the 15th is not a business day. Funds will then be invested within three (3) business days after the deduction has occurred.

To terminate the deductions, you must notify the Administrator by telephone, in writing or log into your portal profile via www.disneyshareholder.com. To be effective for a particular investment date, the Administrator must receive your new instructions at least six (6) business days before the investment date.

14.	Will I be charged fees for optional cash investments?

Yes. For any investment made by check, a fee of $7.00 will be deducted prior to investment. A fee of $1.00 per investment will be deducted prior to investment with respect to any investment made by automatic deduction. In addition, you will be charged a per share fee (currently $0.02 but subject to change without prior notice), in connection with each share (or fractional share) purchased for any optional cash investments. See Question 31 below.

15.	How are payments with “insufficient funds” handled?

If the Administrator does not receive credit for a cash payment because of insufficient funds or incorrect draft information, the requested purchase will be deemed void, and the Administrator will immediately remove from your account any shares already purchased upon the prior credit of such funds. The Administrator may also place a hold on the Plan account until an “insufficient funds” fee of $50 is received from the participant, or may sell such shares to satisfy any uncollected amounts. If the net proceeds from the sale of shares are insufficient to satisfy the balance of the uncollected amounts, the Administrator may sell additional shares from your account as necessary to satisfy the uncollected balance.

PURCHASE OF COMMON STOCK

16.	What is the source of Disney common stock purchased through the Plan?

Generally, share purchases will be made by the Plan’s independent purchasing agent in the open market.

Share purchases in the open market may be made on any stock exchange where Disney common stock is traded or by negotiated transactions on such terms as the independent purchasing agent may reasonably determine. Neither Disney nor any participant will have any authority or power to control or influence the date, time or price at which shares may be purchased by the independent purchasing agent, the manner of effecting these purchases or the broker through which these purchases are made.

17.	When will shares be purchased?

Initial and optional investment purchases will be made by the independent purchasing agent and will occur on a trading day, assuming there are purchases to be processed. We refer to each date on which purchases are made as an “investment date”. The Administrator must receive funds for initial and optional investments no later than three (3) business days before an investment date for those investments to be invested in our common stock beginning on that investment date. Otherwise, the Administrator may hold those funds and invest them on the next investment date.

No interest will be paid on amounts held by the Administrator pending investment. The Administrator may commingle each participant’s funds with those of other participants for the purpose of executing each purchase.

18.	What is the price of shares purchased under the Plan?

The Administrator may combine your funds with funds of other Plan participants for shares purchased in the open market, and generally will batch purchase types (cash dividends, initial cash investments and optional investments) for separate execution by the independent purchasing agent. At the Administrator’s discretion, these batches may be combined and executed by the independent purchasing agent. The Administrator may also direct the independent purchasing agent to execute each purchase type in several batches throughout a trading day. Depending on the number of shares being purchased and current trading volume in shares of Disney common stock, the independent purchasing agent may execute purchases for any batch or batches in multiple transactions and over more than one day. If different purchase types are batched (including if batched purchase types are combined), the price per share of Disney common stock purchased for each Plan participant’s account, whether purchased with reinvested cash dividends, with initial cash investments or with optional cash investments, shall be the weighted average price of the specific batch for shares of Disney common stock purchased by the independent purchasing agent on that investment date.

DIVIDENDS

19.	Must my dividends be reinvested automatically?

Yes. Cash dividends on all shares of Disney common stock held in your account, including shares in book entry and certificate form and fractional shares, will be reinvested automatically in additional shares of Disney common stock. Other than a per share fee (currently $0.02 but subject to change without prior notice), no fees will be charged in connection with dividend reinvestments. Payment of dividends on common stock is at the discretion of Disney’s Board of Directors.

20.	When will my dividends be reinvested and at what price?

The reinvestment of your dividends will be completed within five (5) business days of the dividend payment date. The price of shares purchased by the independent purchasing agent with the dividend will be as described in Question 18 above.

SALE OF SHARES

21.	How do I sell my Plan shares?

You may sell any number of shares held in your account by (i) contacting the Administrator by phone at (855) 553-4763 and giving verbal instruction, (ii) completing the appropriate section of your account statement and mailing it to the Administrator, (iii) accessing your account at www.disneyshareholder.com and submitting the number of shares to sell or (iv) preparing a written request and sending it to the Administrator by mail. Participants may instruct the Administrator to sell shares under the Plan through a Batch Order, Market Order, Day Limit Order or Good-Til-Cancelled Limit Order. All sales options may not be available at all times. The Administrator will forward your request to the Plan’s independent purchasing agent, and the agent will sell your shares according to the type of order you placed. Subject to any applicable hold period as described below, proceeds from the sale, less the associated fee and a per share fee (which is currently $0.02 per share but is subject to change without prior notice), will be sent by check to you within five (5) business days following the sale. Per share fees include any applicable brokerage commissions the Administrator is required to pay. Any fractional share will be rounded up to a whole share for purposes of calculating the per share fee. If requested, checks can be sent by overnight courier for an additional fee of $35 or, if you have enrolled in direct deposit and so request, payments can be sent by direct deposit according to the instructions provided by you for an additional fee of $5.00. You may enroll in direct deposit by completing an Authorization for Electronic Funds Transfer form, which can be located at www.disneyshareholder.com. An Authorization for Electronic Funds Transfer form is also available by contacting the Administrator.

As an added security measure, in connection with the sale transactions, Computershare may apply a ten (10) calendar-day hold period to the initial association of banking account information to investor accounts as well as changes made to established direct deposit instructions or changes in address to an account. This hold period helps to prevent unauthorized transactions.

Sale transactions occurring within this initial ten-day hold period will still be processed and funds will be issued in the manner requested after the ten-day hold period. Please note that shares that you hold in certificate form must first be deposited into your Plan account before they can be sold. See Questions 23 and 24 below.

Batch Order (as available online, by telephone or by written request) – A Batch Order is an accumulation by the Administrator of all requests to sell shares through the Plan submitted together as a collective request. Batch Orders are submitted on each trading day, assuming there are sale requests to be processed. The Administrator will forward your request to the Plan’s independent purchasing agent, and the agent will sell your shares, along with shares to be sold for other accounts, within five (5) business days, assuming the applicable market is open for trading and sufficient market liquidity exists. The Administrator will seek to sell shares in round lot (100 shares) transactions. For this purpose, the Administrator may combine each selling Plan participant’s shares with those of other selling participants. In every case of a Batch Order sale, the price to each selling Plan participant shall be the weighted average sale price obtained by the independent purchasing agent for each aggregate order placed by Computershare and executed by the independent purchasing agent, less a sales fee of $20 and a per share fee (which is currently $0.02 per share but is subject to change without prior notice). Subject to any applicable hold period as described above, these proceeds will be sent to you within five (5) business days following the sale. You may request a Batch Order sale online at www.disneyshareholder.com, by contacting the Administrator by phone at (855) 553-4763 or by written request. All sale requests received in writing will be submitted as Batch Order sales.

Market Order (as available online or by telephone) – A Market Order is a request to sell shares promptly at the then-current market price. A participant’s request to sell shares in a Market Order will be at the prevailing market price when the trade is executed. If such an order is placed during market hours (normally 9:30 a.m. to 4:00 p.m. Eastern Time), the Administrator will promptly submit the shares to the Plan’s independent purchasing agent for sale on the open market and the order will be executed as soon as market conditions allow. The price per share will be the market price of the sale obtained by the Plan’s independent purchasing agent. Subject to any applicable hold period as described above, proceeds from the sale, less a Market Order sales fee of $25 and a per share fee (which is currently $0.02 per share but is subject to change without prior notice), will be sent to you within five (5) business days following the sale. You may request a Market Order sale online at www.disneyshareholder.com or by contacting the Administrator by phone at (855) 553-4763. Sales requests submitted near or after the close of the market may be executed on the next trading day, along with other requests received after market close. Depending on the current trading activity, there may not be a market for your request and the Market Order could be canceled at the end of the trading day. To determine if your shares were sold, you should check your account online at www.disneyshareholder.com or contact the Administrator by phone at (855) 553-4763. If your Market Order was canceled and you still want the shares to be sold, you will need to re-enter the Market Order sale request.

Day Limit Order (as available online or by telephone) – A Day Limit Order is an order to sell shares when and if they reach a specific trading price on a specific day. The Day Limit Order is automatically cancelled if the price is not met by the end of that day (or, for Day Limit Order placed after-market hours, the next day the market is open). You may request a Day Limit Order sale online at www.disneyshareholder.com or by contacting the Administrator by phone at (855) 553-4763. If such an order is placed during market hours (normally 9:30 a.m. to 4:00 p.m. Eastern Time), the Administrator will promptly submit the shares to the Plan’s independent purchasing agent for sale on the open market and the order will be executed as soon as market conditions allow. Depending on the number of securities being sold and the current trading volume in the securities, such a Day Limit Order may only be partially filled, in which case the remainder of the Day Limit Order will be cancelled. The Day Limit Order may be cancelled by the applicable stock exchange, by the Administrator at its sole discretion or, if the independent purchasing agent has not filled the Day Limit Order, at your request made online at www.disneyshareholder.com or by contacting the Administrator by phone at (855) 553-4763. Subject to any applicable hold period as described above, proceeds from the sale, less a limit order fee of $25 and a per share fee (which is currently $0.02 per share but is subject to change without prior notice), will be sent to you within five (5) business days following the sale.

Good-Til-Cancelled (“GTC”) Limit Order (as available online or by telephone) – A GTC Limit Order is an order to sell securities when and if the securities reach a specific trading price at any time while the order remains open (generally up to 30 days). You may request a GTC Limit Order sale online at www.disneyshareholder.com or by contacting the Administrator by phone at (855) 553-4763. If such an order is placed during market hours (normally 9:30 a.m. to 4:00 p.m. Eastern Time), the Administrator will promptly submit the shares to the Plan’s independent purchasing agent for sale on the open market and the order will be executed as soon as market conditions allow. Depending on the number of securities being sold and current trading volume in the securities, sales may be executed in multiple transactions and over more than one day. If shares are traded on more than one day during which the market is open, a separate fee will be charged for each such day. The GTC Limit Order (or any unexecuted portion thereof) is automatically cancelled if the trading price is not met by the end of the GTC Limit Order period. The GTC Limit Order may be cancelled by the applicable stock exchange, by the Administrator at its sole discretion or, if the independent purchasing agent has not filled the GTC Limit Order, at your request made online at www.disneyshareholder.com or by contacting the Administrator by phone at (855) 553-4763. Subject to any applicable hold period as described above, proceeds from the sale, less a limit order fee of $25 and a per share fee (which is currently $0.02 per share but is subject to change without prior notice), will be sent to you within five (5) business days following the sale.

Per share fee includes any applicable brokerage commissions the Administrator is required to pay. Any fractional share will be rounded up to a whole share for purposes of calculating the per share fee. The Administrator may, for various reasons, require a sales request to be submitted in writing. Please contact the Administrator to determine if there are any limitations applicable to your particular sale request.

You should be aware that the price of Disney common stock may rise or fall during the period between a request for sale, its receipt by Computershare and the ultimate sale on the open market. Instructions for a Batch Order or a Market Order are binding and may not be rescinded.

If you elect to sell shares online at www.disneyshareholder.com, you may utilize the Administrator’s international currency exchange service to convert your sale proceeds to your local currency prior to being sent to you. This service is subject to additional terms and conditions and fees, which you must agree to online.

The Administrator reserves the right to decline to process a sale if it determines, in its sole discretion, that supporting legal documentation is required. In addition, neither Disney nor any participant in the Plan will have any authority or power to direct the time or price at which shares for the Plan are sold by the Plan’s independent purchasing agent (except for prices specified for Day Limit Orders or GTC Limit Orders), and no one, other than the Administrator, will select the broker(s) or dealer(s) through or from whom sales are to be made.

22.	Is there a minimum number of shares that I must maintain in my account to keep it active?

Yes. You must maintain at least one share of Disney common stock in your Plan account. If your account balance falls below one share, the Administrator may terminate your participation in the Plan without written notice. Upon termination, your participation in the Plan will cease and your fractional share will be sold. A check for the value of the fractional share, less the $20 sales fee will be mailed to the address of record.

If you are a new investor who has signed up for monthly deductions, your account will be exempt from this requirement until you accumulate one share in your account.

CUSTODIAL SERVICE

23.	How does the custodial service (book-entry shares) work?

All shares of Disney common stock that are purchased through the Plan will be held by the Administrator and reflected in book-entry form in the participant’s account on the records of the Administrator. A Plan participant who holds Disney common stock certificates may also, at any time, deposit those certificates for safekeeping with the Administrator, and the shares represented by the deposited certificates will be included in book-entry form in the participant’s account. As noted under Question 19 above, all cash dividends will be reinvested in Disney stock whether shares are held in book-entry or certificate form.

24.	How do I deposit my Disney stock certificates with the Administrator?

To deposit stock certificates into the Plan, you should send your stock certificates, by registered and insured mail (insured for at least 2% of the value of the shares), to the Administrator with written instructions to deposit the shares represented by the stock certificates in your Plan account. The stock certificates should not be endorsed and the assignment section should not be completed.

25.	Are there any charges associated with this custodial service?

No. There is no cost to you either for having the Administrator hold the shares purchased for you through the Plan or for depositing with the Administrator the stock certificates you hold for the purpose of adding the shares to your book-entry share position, however, the fee to enroll in the Plan will apply. See Question 9 above.

ISSUANCE OF STOCK CERTIFICATES

26.	Will stock certificates be issued for shares acquired through the Plan?

No. Stock certificates will not be issued for shares in a Plan account. The Plan’s book-entry custodial service eliminates the risk and cost of certificate loss, theft or destruction.

27.	How do I request a stock certificate?

The Walt Disney Company discontinued issuing physical certificates in October 2013.

GIFTS AND TRANSFERS OF SHARES

28.	Can I transfer shares that I hold in the Plan to someone else?

Yes. You may transfer ownership of some or all of your Plan shares by sending the Administrator a completed stock power transfer form. Signatures of all registered holders must be “Medallion Guaranteed” by a financial institution participating in the Medallion Guarantee program. The Medallion Guarantee program helps to establish that the individual signing is in fact the owner as indicated on the participant’s account. Computershare Trust Company, N.A is a Paperless Legal Transfer Agent. As transfer agent, Computershare relies on the Medallion guaranteed signature of the shareholder or the shareholder’s agent to transfer stock. Supporting legal documentation (death certificates, trusts, powers of attorney, letters of testamentary/administration, etc.) must be reviewed and maintained by the guarantor institution. Legal documents that accompany a transfer request sent to the Administrator will not be reviewed or returned. The Medallion signature guarantee stamp can be obtained at most major banks and brokerage firms.

29.	Enrolling Newly Transferred Accounts

You may transfer shares to new or existing shareholders; however, a new Plan account will not be opened as a result of a transfer of less than one share. If you wish to open a new Plan account for the transferee, you must include written instructions to enroll the new account and include a $20 check to cover the enrollment fee for each new account.

30.	What about Gifts to Minors?

If you are transferring shares to a minor, you need to provide the name of the adult custodian who will be listed on the account. Once the minor has reached the age of majority, the custodian’s name can be removed.

SERVICE FEES

31.	What are the fees associated with participation in the Plan?

Participation in the Plan is subject to the payment of certain fees as outlined below:

One-Time Enrollment Fee	$20.00
Investment Fees*
via check	$7.00
via automatic deduction	$1.00
Sales Fee*
Batch Order	$20.00
Market Order	$25.00
Limit Order per transaction (Day and Good-Til Canceled)	$25.00
Overnight Courier Fee	$35.00
Direct Deposit of Sale Proceeds Fee	$5.00
Lost Certificate Fee, certificates less than $1,500 in value	$10.00
Lost Certificate Fee, certificates valued from $1,500 to $99,999– Bond of 2% value, plus processing fee	$65.00
Lost Certificate Fee certificates valued at $100,000 or more – Bond of 3% value, plus processing fee	$65.00
Fee for Insufficient Funds or Rejected Automatic Deductions	$50.00
Historical Research Fee**	$25.00
Cost Basis Election other than FIFO	$50.00

*	Plus a per share fee (which is currently $0.02 per share but is subject to change without prior notice).

**

The historical research fee will apply to requests for tax statements (1099 DIV, 1099 B, 1042S) for tax years prior to January, 2020. Please note that historical dividend information can be located on the historical statements. There is no fee for historical statements, which can be requested by contacting the Administrator. See Question 3 above for how to contact the Administrator.

Fees are subject to change with prior notice except for the per share fee which may change without prior notice. Per share fees include any applicable brokerage commissions the Administrator is required to pay. Any fractional share will be rounded up to a whole share for purposes of calculating the per share fee.

WITHDRAWAL FROM THE PLAN

32.	How do I close my Plan account?

You may terminate your participation in the Plan either by calling (855) 553-4763 and giving verbal instructions or by sending written instructions to the Administrator. Upon termination, your whole shares will be converted to book-entry form in DRS. The DRS advice will be sent to you together with a check for the value of any fractional share, less the $20 sales fee and a per share fee (which is currently $0.02 per share but is subject to change without prior notice). If you choose to have all whole shares converted to book- entry form in DRS and the fractional share amount, if any, does not cover the applicable fees, the Administrator may sell a full share to satisfy any uncollected balance. Alternatively, you can have all of the shares in your Plan account sold for you as described above in Question 21.

Any shares converted to book-entry form in DRS upon termination will be issued in the name or names in which the account is registered, unless otherwise instructed. If the shares are to be issued in a name other than the name or names on your Plan account, you must include complete transfer instructions signed by all registered shareholders. The signature(s) on the instruction letter must be “Medallion Guaranteed” by a financial institution participating in the Medallion Guarantee program. See Question 28 above.

The Administrator will process notices of withdrawal and send proceeds to you as soon as practicable, without interest. If the Administrator receives your notice of withdrawal on or after the record date for a dividend, the Administrator may either pay the dividend in cash or reinvest it under the Plan on the next investment date on your behalf. If reinvested, the Administrator may sell the shares purchased and send the proceeds to you, less a sales fee of $20 and a per share fee (which is currently $0.02 per share but is subject to change without prior notice).

If you are an active participant in the automatic deduction service and request that all of your shares be sold and your account be terminated, be aware that you may have a purchase pending that will result in more shares being placed in your account after the original sale request has been completed. If you elect to sell but do not request termination of your account, your shares will be sold and future reinvestments and any authorized deductions from your account at a financial institution will continue. The $20 sales fee will be waived in this circumstance but a per share fee will still apply.

ADDITIONAL INFORMATION

33.	How would a stock split or stock dividend affect my account?

Any shares resulting from a stock split or stock dividend paid on shares held in custody for you by the Administrator or held by you in certificate form will be credited to your book-entry position. If Disney makes a distribution on shares in a form other than cash or shares of Disney common stock, you will receive the distribution in kind.

34.	How do I vote my Plan shares at shareholders’ meetings?

As a Plan participant, you will be sent proxy material in connection with each meeting of Disney shareholders, representing the shares held by the Administrator in your Plan account. You can vote by using the

Internet, telephone or by signing, dating and returning the proxy card. Fractional shares will be aggregated and voted in accordance with the participants’ directions.

35.	Can the Plan be changed or discontinued?

Disney reserves the right to suspend, modify or terminate the Plan at any time. All participants will receive notice of any such suspension, modification or termination. Upon termination of the Plan by Disney, whole shares held in a participant’s account under the Plan will be converted to book-entry form in DRS and a cash payment will be made for any fractional share.

LIMITATION OF LIABILITY

If you choose to participate in the Plan, you should recognize that neither Disney nor the Administrator can assure you of a profit or protect you against a loss on the shares that you purchase under the Plan.

Neither Disney nor the Administrator, in administering the Plan, will be liable for any act done in good faith or for any good faith omission to act, including without limitation any claim of liability arising out of failure to terminate a participant’s account upon such participant’s death, the price at which shares are purchased or sold for the participant’s account, the times when purchases or sales are made or fluctuations in the market value of Disney common stock. This limitation of liability will not constitute a waiver by any participant of any participant’s rights under the federal securities laws.

Although the Plan provides for the reinvestment of dividends, the declaration and payment of dividends will continue to be determined by Disney’s Board of Directors in its discretion, depending upon future earnings, the financial condition of Disney and other factors. The amount and timing of dividends may be changed, or the payment of dividends terminated, at any time without notice.

U.S. FEDERAL INCOME TAXATION

The following is a general discussion of the material U.S. federal income tax consequences to participants in the Plan. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly on a retroactive basis.

This discussion is a summary for general information purposes and is not a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a participant in the Plan in light of the participant’s individual tax circumstances. This discussion does not address estate or gift tax consequences or tax consequences arising under the federal alternative minimum tax, the Medicare tax on net investment income or any state, local or foreign law. Except as specifically set forth below, this discussion does not apply to Plan participants who are not “U.S. persons” as defined below.

U.S. persons

For purposes of this discussion, a “U.S. person” means (a) an individual who is a citizen or resident of the U.S. (as determined for federal income tax purposes); (b) a corporation or other entity treated as a corporation for federal income tax purposes that is organized in or under the laws of the U.S. or any political subdivision of the U.S.; (c) an estate that is subject to U.S. federal income taxation without regard to the source of its income; or (d) a trust, if a U.S. court has primary supervision over its administration and one or more U.S. persons has the authority to control all substantial decisions of the trust (or if the trust has made a valid election to be treated as a U.S. person). An individual, corporation (or other entity treated as a corporation for federal income tax purposes), estate or trust other than a U.S. person is referred to as a “non-U.S. person.” An entity treated for U.S. federal income tax purposes as a partnership should consult its tax advisors concerning the tax consequences of participation in the Plan.

Dividends

Dividends reinvested under the Plan will be treated for U.S. federal income tax purposes as if received by a participant in cash, even though the participant has not actually received them in cash. Dividends will generally be taxable as ordinary dividend income (and may, if certain conditions are satisfied, (a) be characterized as qualified dividend income in the hands of a participant that is an individual, trust or estate or (b) be eligible for the dividends-received deduction for a participant that is a corporation), to the extent not in excess of the Company’s current and accumulated earnings and profits. A dividend in excess of such earnings and profits will generally be treated as a non-taxable return of capital to the extent of the participant’s basis in the shares on which the dividend is paid, with any amount exceeding such basis being included in the participant’s income as capital gain. Each participant will receive an annual statement from the Administrator indicating the amount of reinvested dividends reported to the U.S. Internal Revenue Service (“IRS”).

Gain or Loss

A participant will not realize gain or loss for U.S. federal income tax purposes upon a transfer of shares to the Plan or the withdrawal of whole shares from the Plan. Participants will, however, realize gain or loss upon the receipt of cash for fractional shares held in the Plan. Gain or loss will also be realized by the participant when shares are sold, by the Plan’s independent purchasing agent pursuant to the participant’s request or by the participant after withdrawal from the Plan. The amount of gain or loss will be the difference between the amount that the participant receives for the shares or fraction of a share sold and the participant’s adjusted tax basis in such shares or fraction of a share. The tax basis and holding period of shares that are sold in the participant’s account will be reported to the participant and the IRS on an annual IRS Form 1099-B. The default method of determining cost basis is FIFO-First In, First Out. A participant should retain all transaction statements in order to determine the tax basis of the participant’s shares acquired through the Plan.

Withholding

Plan participants who are non-U.S. persons generally are subject to a withholding tax at the rate of 30% on taxable dividends paid on shares held in the Plan. The Administrator is required to withhold from dividends paid the appropriate amount determined in accordance with IRS regulations. This withholding tax may be reduced or eliminated under the terms of an applicable tax treaty if the participant provides documentation in the required form claiming the benefits of the treaty and showing the participant’s entitlement to benefits under the treaty.

Dividends paid on shares in any Plan account, for any Plan participant (whether a U.S. or non-U.S. person), may be subject to “backup withholding,” currently at the rate of 24%, unless the Plan participant provides required certain certifications. Backup withholding will not be applied to amounts that have been subject to the 30% withholding tax on non-U.S. persons described in the preceding paragraph. Backup withholding is not an additional tax, and a participant may claim a credit or refund of the backup withholding on a timely filed U.S. federal income tax return.

If any withholding is required with respect to a Plan participant, the amount of any dividends, net of the applicable withholding tax, will be credited to the participant’s Plan account for investment in additional shares of Disney common stock.

The foregoing discussion is a summary of the material tax consequences that may be relevant to a participant in the Plan, but does not reflect every possible outcome that could result from participation in the Plan. Each participant is urged to consult the participant’s own tax advisor regarding the tax consequences applicable to the participant’s particular situation before participating in the Plan or disposing of shares purchased under the Plan.

USE OF PROCEEDS

Share purchases will be made by the Plan’s independent purchasing agent in the open market and therefore there will be no proceeds to the Company from the purchase of shares pursuant to the Plan.

LEGAL MATTERS

The legality of the common stock covered hereby has been passed upon for Disney by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to Disney’s Annual Report on Form 10-K for the fiscal year ended October 2, 2021, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

THIS PROSPECTUS SHOULD BE RETAINED BY PARTICIPANTS IN THE PLAN FOR FUTURE REFERENCE.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

All amounts are estimated except the SEC registration fee.

Registration fee	$25,392.39
Accounting fees and expenses	$12,500.00
Legal fees and expenses	$28,000.00
Printing expenses	$10,000.00
Total	$75,892.39

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a present or former director or officer of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

Disney’s amended and restated bylaws contain provisions that provide for indemnification of officers and directors to the fullest extent permitted by, and in the manner permissible under, applicable state and federal law, including the DGCL.

As permitted by Section 102(b)(7) of the DGCL, Disney’s restated certificate of incorporation, as amended, contains a provision eliminating the personal liability of a director to Disney or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

Disney maintains policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act.

Disney has entered into indemnification agreements with each of its directors and certain of its officers and anticipates that it will enter into similar agreements with future directors and officers. Generally, these agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification. The indemnification agreements provide that Disney will pay certain amounts incurred by its directors in connection with any civil, criminal, administrative or investigative action or proceeding. Such amounts include any expenses, including attorney’s fees, judgments, civil or criminal fines, settlement amounts and other expenses customarily incurred in connection with legal proceedings.

The foregoing summaries are necessarily subject to the complete text of the statute, Disney’s restated certificate of incorporation, as amended, and amended and restated bylaws, the indemnification agreements and the arrangements referred to above and are qualified in their entirety by reference thereto.

ITEM 16.	EXHIBITS.

Exhibit Number	DESCRIPTION

3.1	Restated Certificate of Incorporation of The Walt Disney Company, effective as of March 19, 2019 (incorporated by reference from Exhibit 3.1 to Disney’s Current Report on Form 8-K filed on March 20, 2019).

3.2	Certificate of Amendment to the Restated Certificate of Incorporation of The Walt Disney Company, effective as of March 20, 2019 (incorporated by reference from Exhibit 3.2 to Disney’s Current Report on Form 8-K filed on March 20, 2019).

3.3	Amended and Restated Bylaws of The Walt Disney Company, effective as of March 20, 2019 (incorporated by reference from Exhibit 3.3 to Disney’s Current Report on Form 8-K filed on March 20, 2019).

5.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

10.1	The Walt Disney Company Investment Plan. Set forth in full in Prospectus included as Part I of this Registration Statement.

23.1*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in their opinion filed as Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

24*	Power of Attorney (included on Signature Page).

107*	Filing Fee Table

*	Filed herewith.

ITEM 17.	UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or that is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Burbank, State of California, on March 23, 2022.

THE WALT DISNEY COMPANY

By:	/s/ Jolene E. Negre
Jolene E. Negre
Associate General Counsel and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Horacio E. Gutierrez, Christine M. McCarthy and Jolene E. Negre, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorneys-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Principal Executive Officer

/s/ Robert A. Chapek Robert A. Chapek	Chief Executive Officer (Principal Executive Officer)	March 23, 2022

Principal Financial and Accounting Officers

/s/ Christine M. McCarthy Christine M. McCarthy	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 23, 2022

/s/ Brent A. Woodford Brent A. Woodford	Executive Vice President—Controllership, Financial Planning and Tax (Principal Accounting Officer)	March 23, 2022

Directors

/s/ Susan E. Arnold Susan E. Arnold	Chairman of the Board and Director	March 23, 2022

Signature	Title	Date

/s/ Mary T. Barra Mary T. Barra	Director	March 23, 2022

/s/ Safra A. Catz Safra A. Catz	Director	March 23, 2022

/s/ Amy L. Chang Amy L. Chang	Director	March 23, 2022

/s/ Robert A. Chapek Robert A. Chapek	Director	March 23, 2022

/s/ Francis A. deSouza Francis A. deSouza	Director	March 23, 2022

/s/ Michael B.G. Froman Michael B.G. Froman	Director	March 23, 2022

/s/ Maria Elena Lagomasino Maria Elena Lagomasino	Director	March 23, 2022

/s/ Calvin R. McDonald Calvin R. McDonald	Director	March 23, 2022

/s/ Mark G. Parker Mark G. Parker	Director	March 23, 2022

/s/ Derica W. Rice Derica W. Rice	Director	March 23, 2022